                      MERRILL LYNCH MORTGAGE CAPITAL INC.
                            4 WORLD FINANCIAL CENTER
                                   10TH FLOOR
                            NEW YORK, NEW YORK 10080

                                December 1, 2003

Enspire Finance, LLC
600 Grant Street
Suite 900
Denver, Colorado 80203

ARC Dealership, Inc.
600 Grant Street
Suite 900
Denver, Colorado 80203

Attention: Scott D. Jackson

Re: Transactions with Enspire Finance, LLC and ARC Dealership, Inc.

Gentlemen:

     This Commitment Letter is intended to set forth the results of discussions among Merrill Lynch Mortgage Capital Inc. ("MLMCI"), Enspire Finance, LLC
("SELLER") and ARC Dealership, Inc. ("BORROWER" together with Seller the
"TRANSACTION PARTIES") relating to the proposed repurchase transactions and financing transactions (the "TRANSACTIONS") of certain manufactured housing contracts and manufactured homes (the "ASSETS") owned by the Transaction
Parties, as applicable. Subject to the satisfaction of the conditions set forth in this Commitment Letter, MLMCI commits, either through itself or through an affiliate, to (i) make certain loans (the "LOANS") contemplated hereby to the
Borrower and the Borrower commits to borrow such Loans and (ii) enter into transactions (the "REPURCHASE TRANSACTIONS") contemplated hereby with the Seller and the Seller commits to enter into such Repurchase Transactions.

     1. MAXIMUM AMOUNT. Subject to the terms and conditions of the documents relating to the Transactions:

     (a) The aggregate outstanding amount of Repurchase Transactions shall at no time exceed (i) prior to the date of the successful completion of an initial public offering of the shares of Affordable Residential Communities Inc. (the
"IPO") $45,000,000 and (ii) on an after the date of the IPO $225,000,000.

     (b) The aggregate outstanding amount of Loans shall at no time exceed (i)
prior to the date of the IPO $5,000,000; and (ii) on and after the date of the
IPO $25,000,000.

     2. PRINCIPAL TERMS AND CONDITIONS. The principal terms of the Transactions are set forth in the "SUMMARY OF TERMS AND CONDITIONS" attached hereto. The
Summary of Terms and Conditions are incorporated by reference herein for all purposes and deemed part of this Commitment Letter.

     3. GENERAL UNDERSTANDING. The Transaction Parties and MLMCI each covenants to act in good faith to do all things reasonably required to consummate the closing of the Transactions. The Transaction Parties will cooperate and use best efforts to prepare or cause to be prepared documents relating to the
Transactions. The Transaction Parties acknowledge that MLMCI has set forth in this Commitment Letter the terms and conditions upon which it is willing to provide the Transactions based upon each Transaction Party's oral or written representations regarding itself and the Assets, as applicable. MLMCI's commitment is subject to (a) the negotiation, execution and delivery prior to the Commitment Expiration Date (as defined below) of the documentation relating to the Transactions satisfactory in form and substance to MLMCI and its counsel in their good faith; (b) MLMCI's good faith determination that no material adverse change has occurred in the condition of the Assets or any Transaction
Party's financial condition, prospectus or operations since the date of this
Commitment Letter; and (c) the value and condition of the Assets, the financial statements of the Transaction Parties and all other features of the Transactions shall be as represented in the documents and communications presented to MLMCI in order to induce MLMCI to enter into the Commitment Letter.

     4. EXPIRATION DATE. If the Transactions do not close on or prior to
February 15, 2004 (as such date may be extended, the "COMMITMENT EXPIRATION
DATE"), this Commitment Letter will be deemed terminated and MLMCI shall have no further obligations hereunder unless MLMCI otherwise elects in writing to extend the Commitment Expiration Date.

     5. EXCLUSIVITY. Prior to the Commitment Expiration Date, the Transaction
Parties will not, and will cause its affiliates not to, obtain or in any way attempt to obtain the Transactions or any other debt financing with respect to the Assets with any party other than MLMCI. The Transaction Parties acknowledge that MLMCI is devoting time and resources to the Transactions that it otherwise could be devoting to other projects. Therefore, if any Transaction Party breaches their obligations pursuant to this paragraph, the Transaction Parties agrees to pay MLMCI, in addition to its obligations to pay Expenses as described below, the Commitment Fee, which it is hereby authorized to retain in such event. Receipt of such payment by MLMCI shall not constitute a waiver or limitation of any rights or remedies MLMCI may have either at law or equity.

     6. CONFIDENTIALITY. Except to the extent required by law and disclosure requirements associated with the IPO, each Transaction Party agrees not to disclose, and to cause its officers, directors, employees and agents not to disclose, this Commitment Letter, any of the terms, conditions, or other facts relating to the Transactions, including the status thereof, or the fact that discussions or negotiations are taking place concerning the Transactions, to any person other than its attorneys and other advisors who need to know such information for the purpose of causing the consummation of the Transactions, provided that any such parties will be informed of the confidential nature of such information and directed to keep such information in the strictest confidence. The terms set forth herein are proprietary to MLMCI and are made available to the Transaction Parties solely for the evaluation of the
Transactions. Oral or written disclosure of this Commitment Letter to any competitor of MLMCI shall be detrimental to MLMCI and shall be an explicit violation of this paragraph. The obligations of each Transaction Party under this paragraph shall survive the Commitment Expiration Date. Notwithstanding the foregoing or

anything to the contrary contained herein, the parties hereto may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment of the Transactions, any fact that may be relevant to the understanding the U.S. federal tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal income tax treatment; provided that the Transaction Parties may not disclose the name of or identifying information with respect to MLMCI or any pricing terms or other nonpublic business or financial information
(including any sublimits and financial covenants) that is unrelated to the purported or claimed U.S. federal income tax treatment of the Transactions to the taxpayer and is not relevant to understanding the purported or claimed U.S.
federal income tax treatment of the Transactions, without the prior written consent of MLMCI.

     7. BROKERAGE. Each Transaction Party represents and warrants to MLMCI that no broker(s), agent(s) or finder(s) brought about the Transactions or were otherwise involved in any manner in the Transactions or any aspect thereof. Each
Transaction Party hereby agrees to indemnify and hold harmless MLMCI and its affiliates against any and all loss, cost, damage, liability or expense incurred by MLMCI or its affiliates arising out of, or in connection with, a breach of the representations and warranties set forth in this paragraph.

     8. EXPENSES. Each Transaction Party hereby agrees to pay or to reimburse
MLMCI, upon demand, whether or not the Transactions are consummated, the reasonable out-of-pocket expenses (collectively, the "EXPENSES") incurred by
MLMCI in connection with the preparation of the Transactions, as more particularly described in the Summary of Terms and Conditions.

     9. INDEMNIFICATION. Each Transaction Party agrees to indemnify and hold harmless MLMCI and each director, officer, employee, affiliate and agent thereof
(each, an "indemnified person") against, and to reimburse each indemnified person, upon its demand, for, any losses, claims, damages, liabilities or other expenses ("Losses") to which such indemnified person may become subject insofar as such Losses arise out of or in any way relate to or result from this letter or the Transactions contemplated hereby, including, without limitation, Losses consisting of legal or other expenses incurred in connection with investigating, defending or participating in any legal proceeding relating to any of the foregoing (whether or not such indemnified person is a party thereto); provided that the foregoing will not apply to any Losses to the extent they result are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnified person. Each
Transaction Party's obligations under this paragraph shall remain effective whether or not definitive Transaction documentation is executed and notwithstanding any termination of this letter. Neither MLMCI nor any other indemnified person shall be responsible or liable to any other person for consequential damages which may be alleged as a result of this letter or the
Transactions contemplated hereby.

     10. MISCELLANEOUS. (a) By each Transaction Party's execution and delivery below, each Transaction Party hereby represents, warrants, covenants and agrees that: (i) it has the power and authority to enter into this Commitment Letter;
(ii) the Transactions described herein are not the subject of a commitment from another lender; (iii) no other party has a right of refusal or other option which could cause the Transactions not to be consummated; (iv) neither
Transaction Party nor any of their affiliates or principals have been a party to any bankruptcy, insolvency or similar proceedings; (v) it has been advised by counsel in the negotiation, execution and delivery of this Commitment Letter;
and (vi) MLMCI has not acted, and is not acting, as an advisor to the
Transaction Party.

     (b) the Transaction Parties will have no right to assign this Commitment
Letter or any of its rights or obligations hereunder.

     (c) This Commitment Letter shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York. Each party hereto hereby submits to the exclusive jurisdiction of the courts of the
State of New York for any legal action or proceeding resulting from the transaction contemplated herein.

     (d) EACH OF THE TRANSACTION PARTIES AND MLMCI (AND, TO THE EXTENT PERMITTED
BY LAW, ON BEHALF OF THEIR RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY
KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY
IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF OR IN CONNECTION WITH THIS
COMMITMENT LETTER OR THE TRANSACTIONS.

     (e) This Commitment Letter is intended for the benefit of the parties hereto and their respective affiliates and not for the benefit of any third parties.

     (f) No amendment or modification to this Commitment Letter will be effective unless evidenced by a writing executed by all the parties hereto.

     (g) This Commitment Letter may be executed in counterparts which, taken together, shall constitute an original.

     (h) This Commitment Letter contains the entire agreement of the parties hereto in respect of the transactions contemplated hereby and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Commitment Letter.

                    [SIGNATURES COMMENCE ON FOLLOWING PAGE]

     Please indicate your agreement to the above by executing a copy of this
Commitment Letter in the place provided below and returning a fully executed copy to the undersigned. This Commitment Letter shall not be effective unless executed by MLMCI and each Transaction party on or prior to December 29, 2003 unless extended in writing by MLMCI in its sole discretion.

                                        Very truly yours,

                                        MERRILL LYNCH MORTGAGE CAPITAL INC.

                                        By: /s/   James Cason
                                           -----------------------------------
                                           Name:  James Cason
                                           Title: Director

Agreed and Accepted as of this
24th day of December, 2003:

ENSPIRE FINANCE, LLC

By: /s/ Scott Jackson
   --------------------------------
   Name: Scott Jackson
   Title: Chief Executive Officer

ARC DEALERSHIP, INC.

By: /s/ Scott Jackson
   --------------------------------
   Name: Scott Jackson
   Title: Chief Executive Officer

                          MERRILL LYNCH FUNDING PROGRAM

                AFFORDABLE RESIDENTIAL COMMUNITIES SUBSIDIARY TBN
                                 OCTOBER 6, 2003

                         SUMMARY OF TERMS AND CONDITIONS

Merrill Lynch Commercial Finance Corp. or an affiliate thereof ("Merrill Lynch"
or the "Buyer") is pleased to provide this summary of indicative terms and conditions. This summary of terms is not a commitment by Merrill Lynch to provide the Facility (as defined below). Any Facility documentation may contain further terms, depending on the outcome of due diligence, the credit review process and negotiations with Seller (as defined below). Subject to, among other things, satisfactory due diligence, credit approval, documents, filings and opinions acceptable to counsel, Merrill Lynch would be prepared to consider providing the Facility on the indicative terms set forth herein.

TRANSACTION                        Merrill Lynch Mortgage Capital Inc. or an affiliate ("Merrill Lynch" or the
                                   "Buyer") shall finance on a secured basis (the "Facility") pursuant to a Reverse
                                   Repurchase Agreement (the "Master Repurchase Agreement") and a Custody Agreement
                                   (the "Tri-Party Custody Agreement") certain Manufactured Housing Conditional
                                   Sales Contracts and Manufactured Homes (as defined below) originated or purchased by Affordable Residential Communities Subsidiary To Be Named ("ARCsub"
                                   or the "Seller").

GUARANTOR                          Affordable Residential Communities ("ARC")

SUB-SERVICER                       Vanderbilt Mortgage or such other sub-Servicer at all times subject to the approval of Buyer in its sole discretion

ELIGIBLE ASSETS                    The assets eligible for purchase by Merrill Lynch under the Master Repurchase
                                   Agreement (the "Eligible Assets") shall consist of Manufactured Housing
                                   Conditional Sales Contracts ("Contracts" or "Chattel Paper") and Manufactured
                                   Homes ("MH"), described as follows:

                                   Manufactured Housing Conditional Sales Contracts: which shall refer to a first lien, fixed rate manufactured housing conditional sales contract, the ownership of which is evidenced by a Trust Receipt. All such Chattel paper shall conform to the eligibility characteristics as described in Exhibit I.

                                   Manufactured Homes: shall refer to Manufactured Homes which meet the eligibility criteria as described in Exhibit I.

                                   Such Contracts at all times will be underwritten, originated and serviced in accordance with standards previously reviewed by and acceptable to Merrill
                                   Lynch. Such Contracts will be underwritten in accordance with the Seller's standard underwriting guidelines as detailed in its Underwriting Guide. No material amendments are to be made to the Underwriting Guide without the express consent of Merrill Lynch.

PROGRAM SIZE
AND CONDITIONS                     Subject to final approval by the Corporate Credit Department of Merrill Lynch,
                                   the aggregate purchase price paid by Merrill Lynch for Contracts and
                                   Manufactured Homes under the Master Repurchase Agreement as of any date shall not exceed $250,000,000 (the "Committed Amount")

                                   subject to the following limitations:

                                   (i)   The aggregate outstanding purchase price for all Contracts shall not exceed $225,000,000 (the "Warehouse Facility");

                                   (ii)  The aggregate outstanding purchase price for all Contracts 30 days past their payment date but not more than 59 days past their payment date shall not exceed $10,000,000 (the "Delinquent Loan Sublimit");

                                   (iii) The aggregate outstanding purchase price for all Manufactured Homes shall not exceed $25,000,000 (the "Floorplan Facility");

                                   The Market Value of all Eligible Assets shall be determined by Merrill Lynch in its sole discretion. Except as otherwise agreed to, a Market Value of zero shall be assigned to any Eligible Asset which: (i) is more than thirty days past its due date with the exception of those loans eligible for financing under the
                                   Delinquent Loan Sublimit; (ii) is more than sixty (60) days past its due date
                                   (ii) contains a material breach of a representation or warranty made by Seller in the Master Repurchase Agreement or the Custodial Agreement and which breach has not been cured, (iii) includes any single premium credit life or accident and health insurance or disability insurance; (iv) is subject to Section 226.32 of Regulation Z or any similar state law (relating to high interest rate credit/lending transactions); (v) is classified as a "threshold" or "high cost"
                                   loan or can be construed as being "predatory" in nature.

TERM OF THE FACILITY               The Warehouse Facility shall have a maximum term of forty eight months. The
                                   Floorplan Facility shall have a maximum term of one year.

PRICING                            Unless otherwise agreed at the time of the transaction, advances made in reverse repurchase transactions against Contracts would bear interest at a rate of 300 basis points in excess of the prevailing one-month London Inter-Bank Offered
                                   Rate ("LIBOR") for United States Dollar deposits as set forth on page BTMM of
                                   Bloomberg as of 8:00 a.m. New York City time on the date of determination, which date shall be two business days prior to the date on which an advance under the
                                   Master Repurchase Agreement is made. Advances made in reverse repurchase transactions against Contracts thirty days past their payment date but not more than 59 days past their payment date would bear interest at a rate of 400 basis points in excess of the prevailing one-month LIBOR rate. Advances made in reverse repurchase transactions against Manufactured Homes would bear interest at a rate of 350 basis points in excess of the prevailing one-month LIBOR rate.
                                   To the extent the term of any advance must be less than or greater than one month, the LIBOR rate shall correspond as closely as reasonably possible to the relevant period as set forth in a mutually agreed upon source as of 8:00 am New
                                   York City time on the date of each Loan. Agreement to set the term of any advance to a period greater than or less than one month shall be at the sole discretion of Merrill Lynch. All calculations would be made on the basis of a
                                   360-day year and the actual number of days elapsed. Interest shall only be paid on the amount of financing provided by the Warehouse Facility and the Floorplan
                                   Facility, respectively, not to include any Margin capital provided by Seller.

MARGIN REQUIREMENTS                With respect to Manufactured Homes, the Seller will be required to maintain as margin cash, such that the aggregate purchase price for all

                                      -2-

                                   outstanding transactions plus the accrued price differential does not exceed 75%
                                   of Seller's acquisition cost, as evidenced by a Bill of Sale, for the
                                   Manufactured Home as determined by Merrill Lynch in its sole discretion. With respect to Contracts, the Seller will be required to maintain as margin cash, such that the aggregate purchase price for all outstanding transactions plus the accrued price differential does not exceed 75% of the lower of the par or market value (as defined below) of the Contracts as determined by Merrill Lynch in its sole discretion.

                                   Subsequent to two asset backed securities transactions sold through a public offering, whereby (i) each transaction totals at least $200,000,000, (ii)
                                   Contracts comprise at least 50% of the assets comprising such collateral; and
                                   (iii) the transactions settle within 12 months of each other, the amount of margin the Seller shall be required to maintain for Contracts shall be reduced to such amount equaling the subordination level required to achieve a AA level of risk in a securitization of the Contracts as determined by either Standard &
                                   Poor's or Moodys.

                                   With respect to Contracts which have missed their payment date by more than 30 days but not more than 59 days ("Delinquent Contracts"), the Seller will be required to maintain as margin cash, such that the aggregate purchase price for all outstanding transactions plus the accrued price differential does not exceed
                                   60% of the lower of the par or market value as determined by Merrill Lynch in its sole discretion.

                                   With respect to each Contract, the related Contract loan file will have been delivered to and reviewed by the Custodian (as defined below) as of the Purchase
                                   Date. A Trust Receipt signed by the Custodian and in form and substance satisfactory to Merrill Lynch shall constitute irrefutable evidence of such delivery to, and receipt and review by, the Custodian.

COMMITMENT FEE                     Seller shall pay to Merrill Lynch a one-time Commitment Fee in the amount of 100 basis points (1.00%) on the Committed Amount payable at closing ("Inception
                                   Date"); a fee equal to 75 basis points on the first anniversary of the Inception
                                   Date; a fee equal to 50 basis points on the second anniversary of the Inception
                                   Date; and a fee of 25 basis points on the third anniversary of the Inception
                                   Date.

NON-USAGE FEE                      In the event Merrill Lynch agrees to provide this facility, the Seller would be required to pay Merrill Lynch a fee (the "Unused Fee"), quarterly in arrears, equal to the product of (i) the average quarterly unused amount of the Maximum
                                   Committed Amount and (ii) a per annum rate ("the Per Annum Rate"). In the event the quarterly average amount outstanding is less than $100,000,000, the Per
                                   Annum rate shall be equal to 10 basis points. In the event the average quarterly outstanding balance is equal to or greater than $100,000,000, no Non-Usage Fee shall be due for the applicable quarterly period.

EXIT FEE                           Merrill Lynch shall be entitled to an exit fee of 10 basis points of the value of the Contracts less Margin capital upon the disposition of the Contracts if
                                   Merrill is not the purchaser of the Contracts in a whole loan transaction, or
                                   Merrill is not the lead underwriter in a securitization transaction. Such fee shall not be based on Contracts that are refinanced away from ARCsub or prepay prior to their respective maturities on an

                                      -3-

                                   individual Contract basis.

COVENANTS                          Required covenants to be made in the Master Repurchase Agreement will be determined by Merrill Lynch's Corporate Credit Department, and will include, BUT
                                   NOT BE LIMITED TO, the following: (i) minimum GAAP tangible net worth; (ii)
                                   maximum leverage (Total Liabilities/ Shareholder's Equity); (iii) Seller will provide servicing reports on a monthly basis, or with such greater frequency as may be requested by Merrill Lynch, reflecting Contract level detail in a format acceptable to Merrill Lynch; (iv) Merrill Lynch will have the right, without payment of any termination fee or any other amount, to terminate the Servicer of the Contracts if an Event of Default occurs; and (v) Seller shall provide at the request of Merrill Lynch its underwriting analysis of the community in which the home is located and the dealer originating the chattel paper asset.

                                   The agreement of Merrill Lynch to lend under the Master Repurchase Agreement shall immediately terminate at the option of Merrill Lynch upon the occurrence of, BUT NOT LIMITED TO, any of the following:

                                   (a) a change of control of the Seller;

                                   (b) At the option of Buyer, exercised by written notice to Seller, the
                                   Repurchase Date for some or all of the Transactions under the Agreement shall be deemed to immediately occur in the event that the senior debt obligations or short-term debt obligations of Merrill Lynch & Co., Inc. shall be rated below the four highest generic grades (without regard to any pluses or minuses reflecting gradations within such generic grades) by any nationally-recognized statistical rating organization.

CROSS DEFAULT/CROSS
COLLATERALIZATION                  The Master Repurchase Agreement will be Cross Defaulted and Cross Collateralized with any other Agreement in place between the Seller and Merrill Lynch, or any of its affiliates, excluding any syndicated facility that Buyer, or one of its affiliates participates in with Seller, or one of its affiliates, and excluding any Trust or Special Purpose Vehicle established by or for the Seller or
                                   Guarantor in connection with a commercial mortgage backed security transaction.
                                   An Event of Default under any of the Seller's loan agreements constitutes an
                                   Event of Default under the Master Repurchase Agreement.

YIELD PROTECTION                   The Master Repurchase Agreement shall contain provisions satisfactory to Merrill
                                   Lynch in its sole discretion indemnifying Merrill Lynch in the event that a change in applicable law or regulations results in an increase in transaction costs or the imposition of withholding or other taxes. In the event Merrill
                                   Lynch's cost of funds increases with respect to raising cash with third party investors specifically with respect to this paragraph or otherwise, Merrill
                                   Lynch reserves the right to increase pricing on advances made in reverse repurchase transactions as contemplated herein.

PAYMENTS ON
ELIGIBLE ASSETS                    Should there be an Event of Default, Buyer shall have the right, but not the obligation, to direct all payments made on the Contracts to be deposited directly into an account (the "Collection Account") at a bank satisfactory to
                                   Merrill Lynch. The Collection Account shall be held for

                                      -4-

                                   the benefit, and subject to the sole direction of Merrill Lynch. Unless otherwise directed by Merrill Lynch, funds on deposit in the Collection Account shall be paid to the Seller.

DOCUMENTATION                      The Seller and Merrill Lynch shall enter into a Master Repurchase Agreement and
                                   Tri-Party Custody Agreement in form and substance acceptable to the parties. All
                                   Transactions shall be entered into subject to the terms of such Master
                                   Repurchase Agreement and Tri-Party Custody Agreement. In addition, the Seller shall provide certain other documentation as may be required by Merrill Lynch, including without limitation, the Pooling & Servicing Agreement, and monthly financial statements. The Guarantor shall provide annual audited financials, quarterly financial statements and, at the written request of the Buyer, which may include email, monthly financial statements of the Guarantor.

CUSTODIAN                          The custodian under the Tri-Party Custody Agreement (the "Custodian") will continue to be a document custodian, acceptable to Merrill Lynch, that is not an affiliate of the Seller or any entity that controls the Seller. The Seller will be solely responsible for the payment of custodial fees and will pay such fees directly to the Custodian. The Seller will cause certain documents specified in the Tri-Party Custody Agreement (e.g., installment sales contract, assignment in blank, etc.) to be delivered to the Custodian with respect to each Transaction under the Master Repurchase Agreement.

EXPENSES                           The Seller will pay all expenses of Merrill Lynch (including, without limitation, the fees and expenses of Merrill Lynch's outside legal counsel) in connection with the transaction contemplated hereby, regardless of whether the
                                   Master Repurchase Agreement, Tri-Party Custodial Agreement or any other document is executed by Buyer or Seller. Seller will reimburse MLCFC for any and all out-of-pocket costs and expenses as incurred by MLCFC in connection with third-party due diligence and loan level file reviews up to a maximum of $50,000 during any single calendar year.

CONFIDENTIALITY                    Each of the Parties hereby acknowledges, by receipt and retention of this summary of terms, that the Master Repurchase Agreement, the Tri-Party Custody
                                   Agreement and this summary of terms (including all drafts and final versions thereof) are confidential in nature, and the Seller, as of the date of initial receipt hereof, agrees that, unless otherwise directed by a court of competent jurisdiction, it will limit the distribution of such documents to only its officers, employees, attorneys, accountants and agents as required in order to conduct its business as contemplated thereby.

                                   Notwithstanding anything to the contrary contained herein or in the definitive
                                   Repurchase documentation, all persons may disclose to any and all persons, without limitation of any kind, the federal income tax treatment of the
                                   Transactions, any fact relevant to understanding the federal tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided, that no person may disclose the name of or identifying information with respect to any party identified herein or in the definitive Repurchase documentation or any pricing terms

                                      -5-

                                   (including the Pricing Rate and Purchase Price) or other nonpublic business or financial information (including Sublimits and Financial Covenants) that is unrelated to the purported or claimed federal income tax treatment of the transaction, is not relevant to understanding the purported or claimed federal income tax treatment of the transaction, without the prior consent of Merrill
                                   Lynch, and is otherwise required disclosure pursuant to securities law.

GOVERNING LAW                      State of New York

ACCEPTED AND AGREED

AFFORDABLE RESIDENTIAL COMMUNITIES                 MERRILL LYNCH COMMERCIAL FINANCE CORP.

By:    /s/ Scott D. Jackson                        By:    /s/ James Cason

       ---------------------------------------            ------------------------------------------------

Name:  Scott D. Jackson                            Name:  James Cason

       ---------------------------------------            ------------------------------------------------

Title: CEO                                         Title: Vice President

       ---------------------------------------            ------------------------------------------------

Date:  10/9/2003                                   Date:  10/8/03

       ---------------------------------------            ------------------------------------------------

                                      -6-

                                                                       EXHIBIT I

CHATTEL PAPER

     o    To be serviced by a servicer approved by the Buyer.

     o    Contracts must be purchased by Buyer within 30 days from the purchase date.

     o    Origination Agent shall be an ARC-approved retailer, community owner or broker.

     o    Financing provided only on homes located in an ARC community.

     o    Underwriting Guidelines and minimum credit scores as outlined in
          Exhibit II.

     o    Maximum DTI of 45%.

     o    Loan to value not to exceed 90% of loan amount.

     o    No state concentration shall be greater than 20%.

     o    Loan term not to exceed 12 years for single section homes and 15 years for multi section.

MANUFACTURED HOME

     o    No home shall be older than 10 years.

     o    Must be located in an ARC community.

     o    Must be sold by an ARC-approved Origination Agent.

     o    Advance rate based on the lesser of (i) ARC's purchase price plus refurbishments costs plus set-up costs less transportation costs; and
          (ii) the NADA value, including invoice/wholesale price, actual refurbishment costs, skirting, steps, AC, but excluding cost of transportation.

                                      -7-

                        SUMMARY UNDERWRITING GUIDELINES

--------------------------------------------------------------------------------
                                    STANDARD
--------------------------------------------------------------------------------

                                  Credit Score
                         ------------------------------
Down Payment             FICO      or        VMF               Coupon
------------             ----               -----              ------
[ ] 10.0%                650+                225+      ....    11.000%

[ ] 10.0%               600-649            200 - 224   ....    12.000%

[ ] 10.0%               585-599            185 - 199   ....    13.000%

[ ] 15.0%               575-584            175 - 184   ....    14.000%

--------------------------------------------------------------------------------
                                 CREDIT BUILDER
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[ ] 1-2 valid forms of picture ID

[ ] Social Security # or Tax ID #

[ ] W-2 statement - 2 years

[ ] Work information - 2 years

[ ] Pay stubs - 4 most recent

[ ] Proof of prior payment history - 2 yesrs:

    - Rent

    - Utility bill

    - Phone bill

    - Car payments

[ ] Down Payment: 15%

[ ] Coupon:       13.000%

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                                  EQUITY BUYER
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[ ] 1-2 valid forms of picture ID

[ ] Social Security # or Tax ID #

[ ] W-2 statement - 2 years

[ ] Work information - 2 years

[ ] Pay stubs - 4 most recent

[ ] Maximum All-In Home Price not to exceed $25,000.

[ ] Down Payment: 30%

[ ] Coupon:       14.000%

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If the application scores per the chart above, the applicant may be declined for one of the following reasons:

[ ] Not approved by park as a resident under park application process

[ ] Total Debt Ratio (greater than) 45% and fails disposable income analysis

[ ] Total Housing Ratio (greater than) 35% ([lot rent + house payment]/monthly income)

[ ] Home repossessed / foreclosed within the last 48 months

[ ] Bankruptcy within the last 48 months and no re-established credit

[ ] Any outstanding judgments greater than (greater than) $2,500

[ ] Written concurrence of a VMF Senior Credit Management and Enspire Finance
    officer obtained prior to setting status to decline.

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